                                                                      EXHIBIT 99

                       CORT BUSINESS SERVICES CORPORATION



                              Financial Statements

                           December 31, 1998 and 1999

                   (With Independent Auditors' Report Thereon)

               CORT BUSINESS SERVICES CORPORATION AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS
                 (in thousands, except share and per share data)

                                                                        As of December 31,
                                                                        1998         1999
                                                                      --------      --------
ASSETS
Cash and cash equivalents                                             $    703      $     --
Accounts receivable, less allowance for doubtful accounts
  of $3,179 and $3,019 in 1998 and 1999, respectively                   14,585        19,620
Prepaid expenses                                                         5,918         5,724
Rental furniture, net (note 3)                                         189,059       208,811
Property, plant and equipment, net (note 4)                             43,861        42,853
Investments  (note 5)                                                    3,000        35,090
Other receivables and assets, net (note 6)                               3,048         3,581
Goodwill, net of accumulated amortization of $6,159 and $8,601 in
  1998 and 1999, respectively (note 13)                                 72,722        76,186
                                                                      --------      --------
                                                                      $332,896      $391,865
                                                                      --------      --------
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable                                                      $  3,417      $  5,717
Rental security deposits                                                 9,581         9,719
Accrued expenses (note 11)                                              21,076        22,239
Deferred rental revenue                                                 11,541        14,060
Long-term debt (note 7)                                                 90,800        84,400
Deferred income taxes (note 6)                                          20,819        35,687
                                                                      --------      --------
                                                                       157,234       171,822
                                                                      --------      --------

Commitments and contingencies (notes 8, 10 and 17)

Stockholders' equity (notes 9 and 12):
 Common stock, voting, $.01 par value, 20,000,000 shares
    authorized, 13,084,541 and 13,099,300 shares issued and outstanding
    in 1998 and 1999, respectively                                         131           131
 Common stock, Class B, nonvoting, $.01 par value, 20,000,000 shares
    authorized, and none issued and outstanding                             --            --
 Additional paid-in capital                                            105,940       106,100
 Retained earnings                                                      69,591        96,292
 Accumulated other comprehensive income                                     --        17,520
                                                                      --------      --------
     Total stockholders' equity                                        175,662       220,043
                                                                      --------      --------
                                                                      $332,896      $391,865
                                                                      --------      --------






See accompanying notes to consolidated financial statements

                CORT BUSINESS SERVICES CORPORATION AND SUBSIDIARY
                      CONSOLIDATED STATEMENT OF OPERATIONS
                      (in thousands, except per share data)

                                                   Year ended December 31,
                                                  1997      1998      1999
                                                --------  --------  --------
Revenue:
  Furniture rental                              $237,212  $265,871  $295,232
  Furniture sales                                 50,006    53,093    58,852
                                                --------  --------  --------
   Total revenue                                 287,218   318,964   354,084
Operating costs and expenses:
  Cost of furniture rental                        45,634    47,863    53,132
  Cost of furniture sales                         30,257    32,354    36,784
  Employee, delivery and advertising
     expenses                                    114,674   128,710   145,917
  Occupancy, utilities and non-rental
     depreciation                                 27,747    32,496    38,621
  Amortization of goodwill                         1,546     1,935     2,442
  Other operating expenses                        21,052    22,959    23,049
  Terminated merger expenses (note 17)                --        --     2,121
                                                --------  --------  --------
   Total costs and expenses                      240,910   266,317   302,066
                                                --------  --------  --------
   Operating earnings                             46,308    52,647    52,018
Interest expense, net                              8,374     7,837     5,769
                                                --------  --------  --------
   Income before income taxes and
      extraordinary loss                          37,934    44,810    46,249
Income tax expense (note 6)                       15,608    18,907    19,548
                                                --------  --------  --------
   Income before extraordinary loss               22,326    25,903    26,701
Extraordinary loss on early retirement of
  debt, net of income tax benefit of
  $1,672 (notes 6 and 7)                              --     2,508        --
                                                --------  --------  --------
   Net income                                   $ 22,326  $ 23,395  $ 26,701
                                                ========  ========  ========

Earnings per common share before extraordinary
    loss (note 14)                              $   1.74  $   1.99  $   2.04
Extraordinary loss per common share                   --       .19        --
                                                --------  --------  --------
Earnings per common share                       $   1.74  $   1.80  $   2.04
                                                ========  ========  ========

Weighted average number of common shares used
   in computation                                 12,804    13,019    13,095
                                                --------  --------  --------

Earnings per common share before extraordinary
   loss--assuming dilution (note 14)            $   1.67  $   1.92  $   1.99
Extraordinary loss per common share--assuming
   dilution                                           --       .19        --
                                                --------  --------  --------
Earnings per common share--assuming dilution    $   1.67  $   1.73  $   1.99
                                                ========  ========  ========
Weighted average number of common shares used
   in computation --  assuming dilution           13,378    13,491    13,419
                                                --------  --------  --------




See accompanying notes to consolidated financial statements.

                CORT BUSINESS SERVICES CORPORATION AND SUBSIDIARY
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                 (in thousands)

                                                                         Accumulated
                                                  Additional               Other        Total
                                        Common     Paid-in     Retained  Comprehensive Stockholders'
                                        Stock      Capital     Earnings     Income      Equity
                                       --------    --------    --------    --------    --------
Balance, December 31, 1996             $    127    $101,155    $ 23,870          --    $125,152


  Net income                                 --          --      22,326          --      22,326

  Income tax benefit from stock
     options exercised                       --       1,177          --          --       1,177

  Issuance of common stock from
     exercise of stock options                1         660          --          --         661

  Issuance of common stock from
     exercise of warrants                     1          15          --          --          16

                                       --------    --------    --------    --------    --------
Balance, December 31, 1997                  129     103,007      46,196          --     149,332

  Net income                                 --          --      23,395          --      23,395

  Income tax benefit from stock
     options exercised                       --       2,109          --          --       2,109

  Issuance of common stock from
     exercise of stock options, net           1         810          --          --         811

  Issuance of common stock from
     exercise of warrants                     1          14          --          --          15

                                       --------    --------    --------    --------    --------
Balance, December 31, 1998                  131     105,940      69,591          --     175,662

  Comprehensive Income:

   Net income                                --          --      26,701          --      26,701

   Net unrealized investment gain            --          --          --      17,520      17,520

                                                                                       --------
     Total comprehensive income                                                          44,221

  Income tax benefit from stock
     options exercised                       --          84          --          --          84

  Issuance of common stock from
     exercise of stock options               --          76          --          --          76

                                       --------    --------    --------    --------    --------
Balance, December 31, 1999             $    131    $106,100    $ 96,292    $ 17,520    $220,043
                                       ========    ========    ========    ========    ========



See accompanying notes to consolidated financial statements

                CORT BUSINESS SERVICES CORPORATION AND SUBSIDIARY
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                 (in thousands)

                                                              Year Ended December 31,
                                                         1997         1998          1999
                                                      ---------     ---------     ---------
Cash flows from operating activities:
  Net income                                          $  22,326     $  23,395     $  26,701
  Proceeds of disposals of rental furniture in
     excess of gross profit                              27,697        31,487        36,772
  Adjustments to reconcile net income to net cash
      provided by operating activities:
    Extraordinary loss on early retirement of debt           --         2,508            --
    Depreciation and amortization:
      Rental furniture                                   33,704        36,461        39,943
      Other depreciation and amortization                 4,871         6,213         7,318
      Goodwill                                            1,546         1,935         2,442
      Deferred financing fees                               726           629            60
    Rental furniture inventory shrinkage                  3,567         2,927         3,027
    Deferred income taxes                                 3,972         4,762         3,190
    Changes in assets and liabilities,
      net of acquisitions:
      Accounts receivable                                  (364)        1,271        (4,784)
      Prepaid expenses                                      195        (1,619)          197
      Other receivables and assets                           83        (1,248)       (2,338)
      Accounts payable, accrued expenses and
        security deposits, net                              262        (2,465)        2,785
      Deferred rental revenue                             2,054         1,933         2,519
                                                      ---------     ---------     ---------
        Net cash provided by operating activities       100,639       108,189       117,832
                                                      ---------     ---------     ---------
Cash flows from investing activities:
  Purchases of rental furniture                         (76,010)      (81,671)      (96,416)
  Portfolio acquisitions                                (16,851)      (21,970)       (8,467)
  Purchases of property, plant and equipment             (8,628)       (9,173)       (6,231)
  Sale of property, plant and equipment                     990           275           203
  Purchase of AFR                                          (166)           --            --
  Purchase of Instant Interiors                              --       (16,695)           --
  Purchase of investment                                     --        (3,000)       (1,300)
                                                      ---------     ---------     ---------
        Net cash used in investing activities          (100,665)     (132,234)     (112,211)
                                                      ---------     ---------     ---------
Cash flows from financing activities:
  Repayments of senior notes                                (68)      (49,932)           --
  Payments of premium to retire senior notes                 --        (3,503)           --
  Payment of deferred financing fees                         --          (243)           --
  Borrowings on the line of credit                       54,200       131,500        59,100
  Repayments on the line of credit                      (56,600)      (53,900)      (65,500)
  Issuance of common stock                                  677           826            76
  Other                                                   1,694            --            --
                                                      ---------     ---------     ---------
        Net cash provided (used) by financing
         activities                                         (97)       24,748        (6,324)
                                                      ---------     ---------     ---------
        Net increase (decrease) in cash and cash
         equivalents                                       (123)          703          (703)

Cash and cash equivalents at beginning of year              123            --           703
                                                      ---------     ---------     ---------
Cash and cash equivalents at end of year              $      --     $     703     $      --
                                                      =========     =========     =========
Supplemental disclosures of cash flow information:
  Cash paid for:
    Interest                                          $   7,664     $   8,541     $   6,176
    Income taxes                                         11,626        11,433        16,778

Non-cash financing and investing activities:
  Tax benefit from exercise of stock options          $   1,177     $   2,109     $      84

  Unrealized gain on investment, net                         --            --        17,520


See accompanying notes to consolidated financial statements.

                CORT BUSINESS SERVICES CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(1) FORMATION AND DESCRIPTION OF THE COMPANY

CORT Business Services Corporation (the "Company") is a holding company with no independent operations and no material assets other than its ownership of all the outstanding capital stock of CORT Furniture Rental Corporation ("CFR"). The Company is largely dependent on the receipt of dividends or distributions from CFR to fund its obligations. CFR is a provider of rental furniture, accessories and related services to both corporate and individual customers. In addition, CFR sells previously rented furniture.


(2) SUBSEQUENT EVENT

In January 2000, Wesco Financial Corporation ("Wesco"), through an indirect subsidiary (the "Purchaser"), commenced a cash tender offer to purchase all shares of common stock of the Company for $28.00 per share. The cash tender offer was successfully completed on February 18, 2000. Wesco acquired approximately 12.9 million shares of the approximately 13.2 million shares outstanding. As a result of this tender offer and subsequent merger of the Purchaser into the Company on March 3, 2000, the Company is now an indirect, wholly owned subsidiary of Wesco.

(3) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Principles of Consolidation and Presentation
The consolidated financial statements as of December 31, 1998 and 1999, and for the years ended December 31, 1997, 1998 and 1999, include the accounts of CORT Business Services Corporation and its wholly owned subsidiary. All significant inter-company transactions have been eliminated.

(b) Accounting Estimates
The preparation of consolidated financial statement in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reported periods. Actual results could differ from these estimates.

(c) Rental Furniture
Rental furniture includes residential and office furniture, which is rented to customers or is available for rental and/or sale, and is recorded at depreciated cost. Rental furniture is depreciated primarily on a declining-balance method over 3 to 5 years, with an estimated salvage value of 25 to 40 percent of original cost. Accumulated depreciation on rental furniture was $79,871,000 and $98,655,000 at December 31, 1998 and 1999, respectively. Reserves for purchase options and shrinkage on rental furniture were $2,825,000 and $2,971,000 at December 31, 1998 and 1999, respectively. Furniture no longer meeting rental standards is held for sale.

Furniture rentals are recognized as revenue in the month they are due. Rental payments received prior to the month due are recorded as deferred rental revenue. Cost of furniture rental includes depreciation expense, inventory losses, repairs and maintenance, net book value of furniture sold under lease purchase options and costs of accessories.

Certain of CFR's leases include purchase options whereby the customer can receive title to the furniture upon satisfaction of certain conditions. Generally, these leases are short term and must be extended by the customer in order for the purchase option to apply. CFR provides reserves to reduce the net book value of furniture under such leases based on the length of time the furniture has been out on lease and the likelihood of the exercise of the options.

The Company considers the proceeds from the sale of rental furniture as an element of cash flow from operations. Accordingly, the proceeds received in excess of the gross profit recognized on sales of rental furniture are added to net income in deriving cash flow from operations in the accompanying consolidated statements of cash flows.

(d) Property, Plant and Equipment
Property, plant and equipment is recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets as follows: buildings 50 years; furniture, fixtures, machinery and equipment from 5 to 10 years; computer hardware and software from 3 to 5 years; and leasehold improvements over the shorter of the term of the related leases or the estimated useful lives.

                CORT BUSINESS SERVICES CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(e) Investments
Investments consist of marketable securities and an equity ownership of less than 20% in a company. Marketable securities are classified as either available for sale or trading. Marketable securities deemed by management to be available for sale are reported at fair value with net unrealized gains or losses reported within stockholders' equity. Trading investments are recorded at fair market value with net unrealized gains or losses recorded as miscellaneous income. The equity ownership is accounted for under the cost method and evaluated for recoverability on a regular basis.

(f) Long-lived Assets
Goodwill, representing the excess of the cost over the fair value of net assets acquired, is amortized using the straight-line method over 20 to 40 years. The Company continually evaluates the carrying value of long-lived assets, including goodwill and rental furniture. Any impairment would be recognized when the expected future undiscounted operating cash flows derived from such assets is less than their carrying value.

(g) Cash and Cash Equivalents
Cash and cash equivalents include cash in banks and investments having a maturity of three months or less on the date of purchase. Cash and cash equivalents at December 31, 1998 consisted primarily of overnight repurchase funds.

(h) Rental Security Deposits
The Company may require a non-interest bearing security deposit of one month's rent based on the Company's evaluation of the credit-worthiness of the customer. The security deposit is returned at the end of the lease provided that all lease terms have been satisfied.

(i) Stock-Based Compensation
Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," encourages, but does not require companies to record stock-based employee compensation plans at fair value. The Company has elected to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related Interpretations. Accordingly, compensation cost for employee stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the exercise price an employee must pay to acquire the stock.

(j) Income Taxes
Income taxes are reported under the asset and liability method, whereby deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(k) Deferred Financing Fees
Costs incurred with the issuance of long-term debt are capitalized and amortized over the term of the related debt using a method which approximates the effective interest method.

(l) Earnings Per Common Share
Earnings per common share is computed by dividing net income by the weighted average number of shares of common stock outstanding during the year. Earnings per common share--assuming dilution is computed by dividing net income by the weighted average number of shares of common stock and dilutive potential common stock. Dilutive securities are comprised entirely of stock options and warrants. The Company has no other potentially dilutive securities.

(m) Advertising Costs
Advertising production costs are expensed the first time the advertisement is run. Media placement costs are expensed in the month the advertising appears. At December 31, 1998 and 1999, approximately $2,475,000 and $2,750,000 of deferred advertising expenses were reported in prepaid expenses. Advertising expenses were approximately $12,632,000, $14,552,000, and $14,180,000 for the years ended December 31, 1997, 1998 and 1999, respectively.

(n) Comprehensive Income
In 1998, the Company adopted SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting and presenting of comprehensive income and its components in a full set of financial statements. Comprehensive income of the Company includes net income and unrealized gain on investments.

                CORT BUSINESS SERVICES CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(4) PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consisted of the following (in thousands):

                                December 31, December 31,
                                   1998          1999
                                --------       --------
Land and land improvements       $ 6,772       $ 6,772
Buildings and improvements        15,650        15,650
Machinery and equipment            6,183         6,331
Leasehold improvements            19,242        22,942
Computer hardware and software    11,060        13,022
Furniture and fixtures             2,803         3,370
Other                              2,880         2,628
                                 -------       -------
                                  64,590        70,715
Accumulated depreciation
  and amortization                20,729        27,862
                                 -------       -------
                                 $43,861       $42,853
                                 =======       =======


(5) INVESTMENTS

At December 31, 1999, investments consisted of marketable securities, both available for sale and trading, and an equity ownership of less than 20% in a company. Available for sale securities consist of 437,696 shares of HomeStore.com, Inc common stock. This investment was originally made in SpringStreet, Inc. which merged with HomeStore.com, Inc. and the latter made an initial public offering in August 1999. Ten percent of this investment is subject to certain restrictions under the merger agreement between SpringStreet, Inc. and HomeStore.com, Inc. until August 2000. Trading investments consist of equity securities, mutual and bond funds that are held for the Supplement Executive Retirement Plan (see note 8). The cost, unrealized gains before applicable tax and fair value of the investments at December 31, 1999 are as follows (in thousands):

                                                                 Unrealized   Fair
                                                       Cost         Gains     Value
                                                     --------   ---------  ----------
   Available-for-Sale:
          HomeStore.com, Inc.                        $  3,300   $  29,199  $   32,499

   Trading:
          Equity securities, mutual and bonds funds     1,396         195       1,591

   Equity ownership                                     1,000          --       1,000
                                                     --------   ---------  ----------
   Total                                             $  5,696   $  29,394  $   35,090
                                                     ========   =========  ==========


In February 2000, the Company sold 90% of its investment in HomeStore.com, Inc. resulting in a realized gain of approximately $32,442,000.

                CORT BUSINESS SERVICES CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(6) INCOME TAXES

Components of the expense for income taxes are summarized as follows (in thousands):

                                         Year ended   Year ended     Year ended
                                        December 31,  December 31,   December 31,
                                           1997          1998            1999
                                        ----------    -----------     ---------
Current:
  Federal                               $  9,037      $ 11,275       $ 13,065
  State and local                          2,453         2,870          3,293
                                        --------      --------       --------
                                          11,490        14,145         16,358
                                        --------      --------       --------
Deferred:
  Federal                                  3,515         4,161          2,791
  State and local                            603           601            399
                                        --------      --------       --------
                                           4,118         4,762          3,190
                                        --------      --------       --------
Total expense before extraordinary
  loss                                  $ 15,608      $ 18,907       $ 19,548
Income tax benefit from
  extraordinary loss on early
  retirement of debt                          --        (1,672)            --
                                        --------      --------       --------
Total income tax expense                $ 15,608      $ 17,235       $ 19,548
                                        ========      ========       ========

The difference between the actual expense for taxes and taxes computed at the Federal income tax rate of 35 percent in 1997, 1998 and 1999 is summarized as follows (in thousands):

                                                 Year ended        Year ended     Year ended
                                                December 31,      December 31,    December 31,
                                                    1997              1998           1999
                                                ------------      ------------    ------------
Tax expense computed at Federal rate              $ 13,277           $15,684        $16,187
State and local taxes, net of Federal benefit        1,986             2,153          2,400
Effects of goodwill amortization                       395               397            415
Other, net                                             (50)              673            546
                                                   -------           -------        -------
  Total expense before extraordinary loss          $15,608           $18,907        $19,548
                                                   =======           =======        =======

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are presented below (in thousands):

                                                           December 31,    December 31,
                                                               1998          1999
                                                           -----------     -----------
Deferred tax assets:
  Accounts receivable, principally due to allowance for
    doubtful accounts                                       $ 1,271       $ 1,207
  Compensated absences, principally due to accrual for
    financial reporting purposes                                989         1,263
  Deferred rental revenue                                     4,617         5,624
  Reserve for unfavorable operating lease and duplicate
    facilities                                                  829           972
  Reserve for purchase options and shrinkage on rental
    property                                                  1,130         1,188
  Accrued insurance                                             991         1,012
  AMT credit carry forward                                      104           104
  Other                                                       2,036         1,630
                                                            -------       -------
    Total gross deferred tax assets                          11,967        13,000
                                                            -------       -------
Deferred tax liabilities:
  Rental furniture, principally due to differences in
    depreciation                                             29,320        33,474
  Property, plant and equipment, principally due to
    differences in depreciation                               2,453         1,821
  Unrealized gain on investment                                  --        11,680
  Other                                                       1,013         1,712
                                                            -------       -------
    Total gross deferred tax liabilities                     32,786        48,687
                                                            -------       -------
    Net deferred tax liability                              $20,819       $35,687
                                                            =======       =======

                CORT BUSINESS SERVICES CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment.

As of December 31, 1999, the Company is expecting refunds from Federal and state taxing authorities of approximately $1,215,000 that are included in other receivables and assets. The Company has alternative minimum tax credit carry forwards of approximately $104,000 which are available to reduce future Federal regular income taxes, if any, over an indefinite period.

(7) LONG-TERM DEBT

The outstanding long-term debt at December 31, 1998 and 1999 consisted of a revolving credit facility. CFR maintains a revolving credit facility with a group of banks. This facility, for which the Company is guarantor, provides a $125 million line of credit to meet acquisition and expansion needs as well as seasonal working capital and general corporate requirements. The revolving credit facility expires February 2002 and is unsecured but does restrict the ability of CFR to pledge its assets as security. This facility also restricts the ability of CFR to make advances and pay dividends to the Company. Borrowings under the revolving credit facility bear interest at a fluctuating rate based on, at the Company's option, either the lead lender's base rate or the London Interbank Offer Rate (LIBOR). The average interest rate paid by CFR during 1997, 1998 and 1999 on the revolving credit facility was 7.25%, 6.70%, and 6.27%, respectively. A commitment fee calculated based upon the unused portion of the revolving credit facility is payable quarterly in arrears. The Company had approximately $4,753,000 in letters of credit outstanding at December 31, 1999 that reduced the borrowing base under the revolving credit facility. The Company had approximately $35,847,000 available under the revolving credit facility at December 31, 1999.


On September 10, 1998, the Company redeemed the remaining $49,932,000 of its 12% Senior Notes at a price of 107% of the principal amount plus accrued and unpaid interest to the date of redemption. The Company used borrowings under an expanded credit line with its existing bank group to redeem the notes. As a result of the early retirement of the Senior Notes, the Company recognized an extraordinary loss of $2,508,000, net of income tax benefit of $1,672,000 in the third quarter of 1998.

The estimated fair value of the Company's consolidated long-term debt approximates book value.

Other assets include debt issuance costs, net of accumulated amortization, of $201,000 and $137,000 at December 31, 1998 and 1999, respectively.

(8) EMPLOYEE BENEFIT PLANS

The Company maintains an investment and profit-sharing defined contribution retirement plan. All the Company's employees are eligible to participate after one year of service. The Company makes a 50 percent matching contribution on the first four percent of employee contributions to the plan. The Company may, at its discretion, make additional contributions based on the Company's performance. The aggregate plan contributions were approximately $1,215,000, $1,335,000 and $1,310,000 for the years ended December 31, 1997, 1998, and 1999, respectively.

The Company maintains a Supplemental Executive Retirement Plan (SERP) for certain key present and former management executives. The SERP consists of both a defined benefit and a defined contribution plan. The annual costs of the plan were approximately $152,000, $118,000, and $181,000 for the years ended December 31, 1997, 1998, and 1999, respectively. The accrued, unfunded liability under the plan as of December 31, 1999 was not significant.

The Company maintains an employee stock purchase plan. All employees are eligible to participate in the plan after 90 days of service. The price of the shares purchased in the open market is the average price paid for all the shares purchased by the broker on the investment date. The Company assumes the cost of all brokerage commissions and service charges for all purchases made under the plan. During 1998 and 1999, 10,672 and 3,909 shares of common stock were purchased through the plan at average prices of $33.66 and $21.06 per share, respectively. The employee stock purchase plan was halted in March 1999 after the announcement of a proposed merger and resumed in December 1999 after the termination of the related merger agreement (see note 17).

                CORT BUSINESS SERVICES CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(9) STOCK OPTIONS

At December 31, 1999, the Company had four stock-based compensation plans, which were adopted by the Board of Directors and approved by the Company's stockholders. These plans are described below. The Company applies APB Opinion No. 25 and related Interpretations in accounting for its plans. Accordingly, as all options have been granted at exercise prices equal to the fair market value as of the date of grant, no compensation cost has been recognized under these plans in the accompanying consolidated financial statements. Had compensation cost for the Company's four stock-based compensation plans been determined consistent with FASB Statement No. 123, the Company's net income and earnings per common share would have been reduced to the pro forma amounts indicated below (in thousands, except per share data):

                               Year ended     Year ended    Year ended
                               December 31,   December 31,  December 31,
                                  1997           1998           1999
                               -----------    -----------   ------------
Net income
  As Reported                    $22,326        $23,395       $26,701
  Pro Forma                      $21,461        $21,783       $25,404
Earnings per common share
  As Reported                     $ 1.74         $ 1.80        $ 2.04
  Pro Forma                       $ 1.68         $ 1.67        $ 1.94
Earnings per common share --
  assuming dilution
    As Reported                   $ 1.67         $ 1.73        $ 1.99
    Pro Forma                     $ 1.60         $ 1.61        $ 1.89


The effects of compensation cost as determined under FASB Statement No. 123 on net income in 1997, 1998 and 1999 may not be representative of the effects on pro forma net income for future periods.

Stock Option and Stock Purchase Plan
Under the terms of the Stock Option and Stock Purchase Plan (the "1994 Plan"), certain key employees were granted, at the discretion of the Board of Directors, the right to purchase varying amounts of debt securities and options to purchase common stock. Concurrent with the adoption of the 1994 Plan, all members of management who previously held common stock of the Company gave up their rights to such stock.

At the date of grant, each employee had the option to purchase immediately in cash all granted amounts of the debt securities, or defer purchase of these securities, plus interest, over a five-year vesting period. In either case, assuming all obligations to purchase the debt securities were fulfilled, the exercise price of the options to purchase common stock was fixed.

Contemporaneously with the initial public offering of the Company in 1995, all debt securities were exchanged for common stock. There is no further obligation to purchase debt securities under the 1994 Plan. An option under the 1994 Plan vests over a five-year period and is exercisable over a ten-year period.

1995 Stock-Based Incentive Compensation Plan
The 1995 Stock-Based Incentive Compensation Plan (the "1995 Plan") became effective on October 31, 1995. The 1995 Plan was amended in May 1997 to increase the number of stock options available for grant. The 1995 Plan provides for the granting of a maximum of 1,210,000 stock options to key employees of the Company. The shares granted under the 1995 Plan may be in the form of deferred stock, restricted stock, incentive stock options, non-qualified stock options or stock appreciation rights. All awards made in 1997 and 1998 were in the form of non-qualified stock options. There were no awards made in 1999. The exercise price of an option under the 1995 Plan is equal to the fair market value of common stock on the date the option is granted. An option under the 1995 Plan vests over a three-year or seven-year period and the expiration period may not exceed ten years.

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for grants in 1997 and 1998, respectively: 0.0% dividend yield for all years; expected volatility of 30% for 1997 and 36% for 1998; risk-free interest rates of 6.25% and 5.61%; expected lives of six years and seven years, respectively.

                CORT BUSINESS SERVICES CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1995 Directors Stock Option Plan
The 1995 Directors Stock Option Plan (the "1995 Directors Plan") became effective on October 18, 1995. The 1995 Directors Plan provided for automatic grants of options to purchase shares of common stock for each of the Company's non-employee directors on November 16, 1995 and 1996. The option exercise price per share is equal to the fair market value of common stock on the date the option is granted. All options granted became vested on November 16, 1998. The expiration period may not exceed ten years.

1997 Directors Stock Option Plan
The 1997 Directors Stock Option Plan (the "1997 Directors Plan") became effective on May 14, 1997. The 1997 Directors Plan provides for the granting of a maximum of 50,000 stock options to non-employee directors of the Company. The 1997 Directors Plan provides for automatic grants of 2,000 shares of common stock for each of the Company's non-employee directors on the business day immediately following the Company's Annual Meeting of Stockholders for calendar years 1997, 1998, 1999, 2000 and 2001. The option price per share is equal to the fair market value of common stock on the date the option is granted. An option under the 1997 Directors Plan vests over a three-year period and the expiration period may not exceed ten years. There were no grants in 1999 since there was no Annual Meeting of the Stockholders in 1999.

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for grants in 1997 and 1998, respectively: 0.0% dividend yield for both years; expected volatility of 30% for 1997 and 36% for 1998; risk-free interest rate of 6.54% and 5.74%; and expected lives of seven years for both years.

                                                                           1995                 1997
                          1994 Plan               1995 Plan           Directors Plan        Directors Plan
                     --------------------   ------------------      ------------------   ---------------------
                                Weighted              Weighted               Weighted                 Weighted
                      Shares     Average    Shares    Average        Shares   Average     Shares      Average
                       Under    Exercise     Under   Exercise        Under   Exercise     Under       Exercise
                      Option     Price      Option     Price         Option    Price      Option       Price
                      -------  ---------   --------  ---------      -------- --------    -------      --------
Outstanding at
  December 31, 1996   574,998     $0.59     531,599    $ 13.94       31,000    $15.47          --          --
    Granted                --        --     106,500      25.68           --        --      10,000     $ 25.50
    Exercised         (70,565)     0.55     (50,115)     12.55           --        --          --          --
    Forfeited         (17,937)     0.79      (2,833)     18.31           --        --          --          --
                      -------     -----     -------     ------       ------    ------      ------      ------
Outstanding at
  December 31, 1997   486,496     $0.59     585,151    $ 16.18       31,000    $15.47      10,000     $ 25.50
    Granted                 --       --     479,500      36.92           --        --      10,000       39.63
    Exercised         (78,834)     0.59     (60,259)     14.90       (3,667)    14.93        (667)      25.50
    Repriced                --       --     (70,250)     39.36           --        --          --          --
    Forfeited          (3,969)     0.71      (8,563)     21.65           --        --          --          --
                      -------     -----     -------     ------       ------    ------      ------      ------
Outstanding at
  December 31, 1998   403,693     $0.59     925,579     $14.34       27,333    $15.54      19,333      $32.81
    Exercised         (10,792)     0.62      (3,967)     17.41           --        --          --          --
    Forfeited          (4,440)     0.59     (24,915)     25.53           --        --          --          --
                      -------     -----     -------     ------       ------    ------      ------      ------

Outstanding at
  December 31, 1999   388,461     $0.59     896,697     $17.45       27,333    $15.54      19,333      $32.81
                      -------     -----     -------     ------       ------    ------      ------      ------

Options exercisable at:
  December 31, 1997   486,496               255,420                  19,002                    --
  December 31, 1998   403,693               408,113                  27,333                 2,668
  December 31, 1999   388,461               531,752                  27,333                 9,338

Weighted average fair
  value at date of
  grant of options
  granted during
   the year ended:
    December 31, 1997      --                $11.01                      --                $12.00
    December 31, 1998      --                 15.63                      --                 19.49
    December 31, 1999      --                    --                      --                    --


                CORT BUSINESS SERVICES CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table summarizes information about the Company's stock options outstanding at December 31, 1999:

                             Options Outstanding                        Options Exercisable
                    ---------------------------------  ----------------------------------------------------
                                 Weighted Average
   Range of           Number    Remaining Contractual  Weighted Average        Number     Weighted Average
Exercise Prices     Outstanding   Life (years)         Exercise Price       Exercisable    Exercise Price
                    ----------- ---------------------  ----------------     -----------   -----------------
$ 0.2587-  1.098       388,461         4.47                 $ 0.59            388,461       $ 0.59
          12.00        329,459         5.88                  12.00            329,459        12.00
 17.6875- 29.1875      294,654         7.46                  23.57            201,700        22.69
 33.875-  40.375       319,250         8.32                  40.02             37,264        39.23
                     ---------         ----                 ------           --------        -----
                     1,331,824                                                956,884
                     ---------         ----                 ------           --------        -----

All of the Company's stock option plans and all outstanding options under the plans were terminated in connection with the tender offer and merger pursuant to which the Company became an indirect, wholly-owned subsidiary of Wesco (see note
2). In connection with such termination, holders of outstanding options with an exercise price below $28.00 received cash for the difference between $28.00 and the exercise price.

(10)    RENTAL COMMITMENTS

The Company leases certain warehouse and showroom facilities and equipment. Future minimum lease payments at December 31, 1999 under all non-cancelable operating leases are as follows (in thousands):

2000                                       $ 22,655
2001                                         21,280
2002                                         18,791
2003                                         15,734
2004                                         12,335
Thereafter                                   35,835
                                           ---------
  Total minimum lease payments              126,630
      Less sublease rentals                   1,346
                                           ---------
  Net minimum operating lease payments     $125,284
                                           =========


Rental expense, net of sublease income, was approximately $15,964,000, $19,300,000, and $22,689,000 for the years ended December 31, 1997, 1998 and
1999, respectively (including approximately $3,880,000, $4,446,000, and $5,230,000 for short-term vehicle leases).

(11)    ACCRUED EXPENSES

Accrued expenses are comprised of (in thousands):

                                                  December 31,   December 31,
                                                      1998          1999
                                                  -----------    -----------
Accrued salaries, wages and incentives             $ 5,627         $ 6,167
Accrued interest                                       727             257
Accrued vacation                                     2,474           3,158
Reserves for unfavorable operating lease and
   duplicate facilities                              2,230           2,198
Accrued property, payroll, sales and use taxes       2,685           2,413
Accrued insurance                                    2,477           2,530
Acquisition holdbacks                                  662             371
Other accrued expenses                               4,194           5,145
                                                   -------         -------
                                                   $21,076         $22,239
                                                   =======         =======

                CORT BUSINESS SERVICES CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(12)    WARRANTS TO PURCHASE COMMON STOCK

For the year ended December 31, 1998, 415,320 warrants were exercised for an aggregate of 81,019 shares of the common stock. The warrants were subject to certain anti-dilution provisions relating to issuances of the common stock. All of the Company's warrants to purchase shares of common stock expired September 1, 1998. 18,480 warrants expired without being exercised.

(13)    ACQUISITIONS


Instant Interiors Corporation
On August 14, 1998, the Company acquired certain assets of Instant Interiors Corporation, a provider of rental furniture in the Midwest area, for approximately $16,695,000, in a transaction accounted for as a purchase business combination. Based on the allocation of the purchase price to the net assets acquired, goodwill of approximately $8,025,000 was recorded. Such goodwill is being amortized on a straight-line basis over 40 years.

Other Acquisitions
In 1997, the Company acquired certain assets of Alco Trade Show Services, Delta Furniture Rentals, Inc. and Integrity Furniture Inc. In addition, the Company acquired the stock of Levitt Investment Company and McGregor Enterprises. Each of these transactions were accounted for as a purchase business combination. Based on the allocation of the purchase price to the net assets acquired, a total of approximately $10,860,000 of goodwill was recorded. Such goodwill is being amortized on a straight-line basis over 20 to 40 years.

In 1998, the Company acquired certain assets of IS Furniture Rental Corp., Furniture Rentors of America, Inc. and the trade show furnishings business of Aaron's Rents, Inc., as well as two other small businesses. Each of these transactions were accounted for as a purchase business combination. Based on the allocation of the purchase price to the net assets acquired, a total of approximately $15,080,000 of goodwill was recorded. Such goodwill is being amortized on a straight-line basis over 20 to 40 years.

In 1999, the Company acquired certain assets of Alco Furniture Rental and a certain location of the rent-to-rent business of Aaron's Rents, Inc. Each of these transactions was accounted for as a purchase business combination. Based on the allocation of the purchase price to the net assets acquired, a total of approximately $5,316,000 of goodwill was recorded. Such goodwill is being amortized on a straight-line basis over 40 years.

(14)    EARNINGS PER COMMON SHARE

The following table sets forth the computation of basic and diluted earnings per share (in thousands, except per share amounts):

                                         Year ended      Year ended  Year ended
                                        December 31,    December 31,  December 31,
                                            1997            1998         1999
                                        -----------     -----------  -----------
Income before extraordinary loss          $22,326        $25,903      $26,701
Extraordinary loss, net of taxes               --          2,508           --
                                          -------        -------      -------
Net income applicable to common shares    $22,326        $23,395      $26,701
                                          =======        =======      =======

Weighted average shares outstanding        12,804         13,019       13,095

Effect of dilutive securities:
  Stock options                               489            443          324
  Warrants                                     85             29           --
                                          -------        -------      -------
Weighted average shares and assumed
  conversions                              13,378         13,491       13,419
                                          =======        =======      =======

Earnings per common share before
  extraordinary loss                       $ 1.74         $ 1.99      $  2.04

Extraordinary loss per share                   --            .19           --
                                          -------        -------      -------

Earnings per common share                  $ 1.74         $ 1.80      $  2.04
                                          =======        =======      =======

Earnings per common share before
 extraordinary loss--assuming dilution     $ 1.67         $ 1.92       $ 1.99

Extraordinary loss per share--
  assuming dilution                            --            .19           --
                                          -------        -------      -------

Earnings per common share-- assuming
  dilution                                 $ 1.67         $ 1.73       $ 1.99
                                          =======        =======      =======

                CORT BUSINESS SERVICES CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(15)    SEGMENT REPORTING

In 1998, the Company adopted SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information." SFAS No. 131 requires CORT to present certain information about each identified segment that exceeds certain quantitative thresholds for revenue, profit or loss, and assets.

The Company has identified the following operating segments:

        Furniture Rental - rental of residential and office furniture and accessories to individual and corporate customers.

        Furniture Sales - sale of new or previously rented residential and office furniture to the general public.

        Trade Show Operations - short-term rental of display and workplace furnishings for trade shows, conventions, and special events to corporate customers and trade show associations.

        Housewares Operations - rental of kitchen, bedroom and bathroom accessories to the Furniture Rental segment.

Furniture rental and furniture sales segments represent the aggregation of individual districts, all of which have similar economic characteristics and distribution methods.

Trade Show Operations and Housewares Operations do not meet the quantitative thresholds outlined by SFAS No. 131 and are aggregated with furniture rental and furniture sales for reporting purposes.

The Company reports separately, in its Consolidated Statements of Operations, the revenue and associated cost of revenue of its remaining reportable segments. Operating segments are measured on the basis of gross margin; operating expenses, goodwill amortization, interest expense, tax expense, and extraordinary items are not allocated to the individual segments.

Assets and liabilities are not specifically allocated between Furniture Rental and Furniture Sales. All rental furniture is available for rental or sale.

(16)    QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                            Three months ended
                                          ------------------------------------------------------
                                           March 31,      June 30,    September 30, December 31,
                                            1999            1999         1999           1999
                                          ---------      ---------    ------------  ------------
                                                   (in thousands, except per share amounts)
Furniture rental revenue                  $71,795        $73,096       $74,352       $75,989
Furniture sales revenue                    14,569         14,970        15,348        13,965
Operating earnings                         13,354         14,178        13,547        10,939
Income before income taxes                 11,933         12,824        12,063         9,429
Net income                                  6,893          7,442         6,991         5,375
Earnings per common share                   $ .53          $ .57         $ .53         $ .41
Earnings per common share--
  assuming dilution                         $ .51          $ .55         $ .52         $ .40

                                                            Three months ended
                                          ------------------------------------------------------
                                           March 31,      June 30,    September 30, December 31,
                                            1998            1998         1998          1998
                                          ---------      ---------    ------------  ------------
                                                   (in thousands, except per share amounts)
Furniture rental revenue                  $62,814        $65,065       $68,477       $69,515
Furniture sales revenue                    12,629         13,065        14,254        13,145
Operating earnings                         12,575         13,354        13,881        12,837
Income before income taxes and
  extraordinary loss                       10,608         11,283        11,755        11,164
Income before extraordinary loss            6,191          6,520         6,795         6,397
Earnings per common share before
  extraordinary loss                        $ .48          $ .50         $ .52       $   .49
Earnings per common share before
  extraordinary loss--assuming dilution     $ .46          $ .48         $ .50         $ .48


                CORT BUSINESS SERVICES CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(17)    TERMINATED MERGER

In March 1999, the Company executed a definitive merger agreement with an investor group that included Bruckmann, Rosser, Sherrill & Company, Inc. ("BRS") and members of the Company's management team. In August 1999, the terms of the merger agreement were amended. In November 1999, the Company and BRS mutually terminated the merger agreement. As a result of the termination of the merger agreement, the Company recorded approximately $2,121,000 of non-recurring charges related to the merger transaction.

On March 26, 1999 and April 1, 1999, respectively, Harbor Finance Partners and Michael Sternberg, alleged stockholders of CORT, each filed suit against CORT, CVC, CORT's Chief Executive Officer and Director Paul Arnold, and Directors Charles Egan, Michael Delaney, James Urry, Gregory Maffei, Keith Alessi and Bruck Bruckmann in the Delaware Court of Chancery. The complaints purport to be class action complaints and plaintiffs seek to enjoin the merger or, in the alternative, to rescind the transaction and/or seek compensatory damages and/or rescissory damages. Plaintiffs allege breaches of fiduciary duties owed by the defendants to CORT's stockholders, and claim that the price to be paid for shares under the merger agreement is unfair and inadequate. On June 24, 1999, Harbor Finance Partners filed an amended complaint adding BRS as a defendant.

On March 26, 1999, Harold Shapiro, an alleged stockholder of CORT, filed a similar class action lawsuit in the Delaware Court of Chancery. Plaintiff Shapiro also names as a defendant BRS. Plaintiff Shapiro also claims that the defendants breached their fiduciary duties, or aided and abetted any breach, and alleges that the defendants failed to make an informed decision related to CORT's value and that the price to be paid for shares under the merger agreement is unfair and inadequate. Plaintiff Shapiro seeks injunctive, rescissory and/or compensatory relief.

The time for defendants to respond to these complaints has been extended until the cases are consolidated and a consolidated complaint is designated. CORT believes that these claims are without merit. CORT, the directors, CVC and BRS intend to vigorously defend the actions.

                CORT BUSINESS SERVICES CORPORATION AND SUBSIDIARY
                          INDEPENDENT AUDITORS' REPORT



The Stockholders and Board of Directors
CORT Business Services Corporation and Subsidiary:

We have audited the accompanying consolidated balance sheets of CORT Business Services Corporation and subsidiary as of December 31, 1998 and 1999, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CORT Business Services Corporation and subsidiary as of December 31, 1998 and 1999, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1999, in conformity with generally accepted accounting principles.


KPMG LLP
Washington, D.C.
February 14, 2000,
    except as to Note 2
    which is as of March 3, 2000